UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2011
NNN 2003 Value Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51295	20-0122092

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California	92705

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 667-8252
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Todd A. Mikles has been appointed as our principal executive officer by our manager, NNN Realty Investors, LLC (formerly Grubb & Ellis Realty Investors, LLC) (“NNN Realty”), effective November 10, 2011.
Todd A. Mikles, age 40, is the sole director, President and Chief Executive Officer of Sovereign Capital Management Group, Inc. (“Sovereign”), a closely-held California corporation. Mr. Mikles has served in those capacities at Sovereign and its predecessors from January 1999 to the present. Since October 2010, Sovereign has served as the manager of Lakeside Mortgage Fund, LLC (“Lakeside”) and Mr. Mikles has served as the chief executive officer of Lakeside. Since August 2011, Mr. Mikles also has served as the President and Chief Executive Officer of NNN Realty, which has been the manager of the company since June 2003. Mr. Mikles began his career in finance in the Corporate Finance department of Lehman Brothers in 1996. From there, Mr. Mikles joined Amresco Advisors, a Dallas, Texas-based firm that specialized in offering advisory services to major pension funds and their trustees on making real estate loans to grocery-anchored shopping centers in the western United States.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
November 14, 2011

/s/ PAUL E. HENDERSON
Paul E. Henderson
Chief Accounting Officer NNN Realty Investors, LLC, the Manager of NNN 2003 Value Fund, LLC (principal financial officer)